Exhibit 5.1
                                                         Opinion of Counsel







                                        January 5, 2000


          NUI Corporation
          550 Route 202-206
          P.O. Box 760
          Bedminster, NJ 07921-0760


          Ladies and Gentlemen:

               We have acted as special counsel for NUI Corporation, a New Jersey corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3, as amended by Amendment No. 1 thereto (the "Registration Statement") relating to the offering of up to 113,200 shares (the "Shares") of the Company's common stock, no par value, together with associated stock purchase rights, by certain stockholders of the Company.

               In arriving at the opinion expressed, therein, we have examined and relied on:

               (i)    The Registration Statement;
               (ii) The Certificate of Amendment of Restated Certificate of Incorporation;
               (iii)  The Amended and Restated By-Laws of the Company; and
               (iv) Minutes of the meetings of the Board of Directors of the Company, including a meeting held on July 27, 1999.

               In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all other records, documents and instruments of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documetns of all documents submitted to us as certified or photostatic copies.

              We express no opinion other than as to the corporation laws of the State of New Jersey.

               Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

               We consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                        Very truly yours,


                                        /S/ BOURNE, NOLL & KENYON
                                        BOURNE, NOLL & KENYON